UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On July 24, 2006, Embassy Industries, Inc. (“Embassy”), a wholly-owned subsidiary of P & F Industries, Inc. (the “Company”), received a letter (the “Purchaser Letter”) from counsel to J. D'Addario & Company, Inc., a New York corporation (“Purchaser”), purporting to terminate that certain contract entered into by Embassy and Purchaser on January 13, 2006 (the “Agreement”, and as amended, the “Contract of Sale”). Pursuant to the Contract of Sale, Embassy agreed to sell its Farmingdale, New York premises (the “Farmingdale Premises”) to Purchaser for a purchase price of Six Million Four Hundred Three Thousand ($6,403,000.00) Dollars.

The sale of the Farmingdale Premises was contingent upon completion of due diligence and other conditions set forth in the Contract of Sale, including, without limitation, that upon the expiration of the Investigation Period (as defined in the Contract of Sale), Embassy was to proceed with certain environmental remediation at the Farmingdale Premises (the “Required Environmental Remediation”) to the satisfaction of the Suffolk County Department of Health Services (“SCDHS”), to obtain a “No Further Action” letter from SCDHS, and to provide a copy of said letter to Purchaser upon Embassy’s receipt thereof.

The foregoing description of the Contract of Sale is qualified in its entirety by reference to the text of (i) the Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on January 13, 2006, and is incorporated herein by reference; and (ii) the amendment to the Agreement, which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and is incorporated herein by reference.

Upon the expiration of the Investigation Period, Embassy completed the Required Environmental Remediation. On May 30, 2006, SCDHS issued a letter (the “SCDHS Letter”) stating that no further remediation will be required by SCDHS at this time with respect to the Required Environmental Remediation. The SCDHS Letter also noted that laboratory data provided for the upgradient groundwater sample (the “Sample”) indicated that groundwater contamination exists, and that, due to the significant exceedences noted, this information was reported to the New York State Department of Environmental Conservation (“NYSDEC”) Spills Unit, and a NYSDEC Spill Number (the “DEC Spill Number”) was assigned. Embassy delivered a copy of the SCDHS Letter to Purchaser pursuant to the terms of the Contract of Sale.

The Purchaser Letter purports to terminate the Contract of Sale based upon Purchaser’s assertion that the SCDHS Letter does not constitute a “No Further Action” letter as required by the Contract of Sale, and demands that the escrow agent return the downpayment with accrued interest, and that Purchaser be reimbursed for the costs of survey and title examination.

Embassy has informed Purchaser that, in light of the contents of the SCDHS Letter, Purchaser’s purported termination of the Contract of Sale is without effect, and that Purchaser is in default of its obligation to consummate the purchase of the Farmingdale Premises under the terms of the Contract of Sale. Embassy is in the process of analyzing the current facts and circumstances to determine its course of action with respect to Purchaser, the Contract of Sale and the Farmingdale Premises.

In addition, because (i) the Sample was contaminated with petroleum, and, to the Company’s knowledge, no petroleum products were used, stored or handled by Embassy at the Farmingdale Premises at or near the location where the Sample was collected, (ii) the Sample was collected from an upgradient location near the northern border of the Farmingdale Premises, which is in close proximity to a neighboring property that experienced a petroleum release, and (iii) NYSDEC has verbally advised Embassy that it has approved a work-plan submitted by Embassy in order to confirm that the contamination does not originate at the Farmingdale Premises, and which provides that, in such event, the DEC Spill Number will be removed, the Company does not believe that the assignment of the DEC Spill Number will have a material adverse affect on the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Contract, dated as of January 13, 2006, between Embassy Industries, Inc. and J. D'Addario & Company, Inc., filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on January 13, 2006.

10.2
First Amendment to Contract of Sale, dated March 8, 2006, between Embassy Industries, Inc. and J. D'Addario & Company, Inc., filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: July 28, 2006	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer